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                        EQUITY RESIDENTIAL PROPERTIES TRUST

                           ARTICLES SUPPLEMENTARY TO THE
                 SECOND AMENDED AND RESTATED DECLARATION OF TRUST

     Equity Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland, pursuant to section 8-203(b) of the Corporations and Associations Article of the Annotated Code of Maryland, that:

     FIRST:    Pursuant to the authority granted by the Second Amended and
Restated Declaration of Trust of the Trust (the "Declaration of Trust"), on July 8, 1998, the Board of Trustees adopted a resolution designating and classifying 164,951 preferred shares of beneficial interest of the Trust, $.01 par value per share (the "Preferred Shares"), as Series H Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series H Preferred Shares"), 4,000,000 Preferred Shares as Series I Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series I Preferred Shares"), 4,599,400 Preferred Shares as Series J Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series J Preferred Shares"), 1,000,000 Preferred Shares as Series K Cumulative Redeemable Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $50.00 Per Share) (the "Series K Preferred Shares") and 4,000,000 Preferred Shares as Series L Cumulative Redeemable Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series L Preferred Shares").

     SECOND:   The following is a description of the Series H Preferred Shares, the Series I Preferred Shares, the Series J Preferred Shares, the Series K Preferred Shares and the Series L Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption thereof, which, upon any restatement of the Declaration of Trust, may be made a part of Article XIII of the Declaration of Trust with any appropriate changes in the enumeration or lettering of any section or subsections thereof:

A.                       SERIES H PREFERRED SHARES

     Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Shares shall be designated as Series H Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series H Preferred Shares") and 164,951 shall be the number of shares constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series H Preferred Shares, the following terms shall have the meanings indicated:

          "Act" shall have the meaning set forth in paragraph (g) of Section 5 hereof.


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          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee of the Board of Trustees authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series H Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.

          "Call Date" shall have the meaning set forth in paragraph (c) of
Section 5 hereof.

          "Common Shares" shall mean the common shares of beneficial interest of the Trust, $.01 par value per share.

          "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

          "Conversion Price" shall mean the conversion price per Common Share for which a Series H Preferred Share is convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $34.53 (equivalent to a conversion rate of .7240 Common Shares for each Series H Preferred Share).

          "Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Trustees.

          "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31, 1998; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.


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          "Fair Market Value" shall mean the average of the daily Current Market
Prices of a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

          "Issue Date" shall mean the first day on which Series H Preferred Shares are issued.

          "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Trust over which the Series H Preferred Shares and the Parity Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

          "Parity Shares" shall have the meaning set forth in paragraph (b) of
Section 8 hereof.

          "Permitted Common Share Cash Distributions" means cash dividends and distributions paid after December 31, 1997 not in excess of the Trust's cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of funds from operations, as determined by the Board of Trustees on a basis consistent with the financial reporting practices of the Trust, after December 31, 1997, minus the cumulative amount of dividends accrued or paid on the Series H Preferred Shares or any other class of Preferred Shares after the date of these Articles Supplementary.

          "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Press Release" shall have the meaning set forth in paragraph (b) of
Section 5 hereof.

          "Securities" shall have the meaning set forth in paragraph (d)(iii) of
Section 7 hereof.

          "Series H Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of


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beneficial interest of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of shares ranking on a parity with the Series H Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series H Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

          "Transaction" shall have the meaning set forth in paragraph (e) of
Section 7 hereof.

          "Transfer Agent" means Boston Equiserve LP, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series H Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
Section 9 hereof.

     Section 3. DIVIDENDS. (a) The holders of Series H Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees out of funds legally available for that purpose, dividends payable in cash at the rate per annum of $1.75 per Series H Preferred Share. Such dividends shall be cumulative from October 1, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series H Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

          (b) The amount of dividends payable for each full Dividend Period for the Series H Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Series H Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series H Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series H Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Shares that may be in arrears.


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          (c)  So long as any Series H Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series H Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series H Preferred Shares and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series H Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, Junior Shares), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series H Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series H Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series H Preferred Shares and the current dividend period with respect to such Parity Shares.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series H Preferred Shares shall be entitled to receive Twenty-five Dollars ($25.00) per Series H Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series H Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series H Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series H Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer of all or substantially all of the Trust's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.


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          (b)  Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with or prior to the Series H Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series H Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series H Preferred Shares shall not be entitled to share therein.

     Section 5.      REDEMPTION AT THE OPTION OF THE TRUST.

          (a) The Trust, at its option, may redeem the Series H Preferred Shares in whole or in part, as set forth herein, subject to the provisions described below.

          (b) The Series H Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Shares on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Trust must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Press Release shall announce the redemption and set forth the number of Series H Preferred Shares which the Trust intends to redeem. The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release.

          (c) Upon redemption of Series H Preferred Shares by the Trust on the date specified in the notice to holders required under subparagraph (e) of this
Section 5 (the "Call Date"), each Series H Preferred Share so redeemed shall be converted into a number of Common Shares equal to the liquidation preference (excluding any accrued and unpaid dividends) of the Series H Preferred Shares being redeemed divided by the Conversion Price as of the opening of business on the Call Date.

          Upon any redemption of Series H Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series H Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series H Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

          (d) If full cumulative dividends on the Series H Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series H Preferred Shares may not be redeemed in part and the Trust may not


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purchase or acquire Series H Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series H Preferred Shares.

          (e) If the Trust shall redeem Series H Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the share records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series H Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph
(e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date;
(2) the number of Series H Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of Common Shares to be issued with respect to each Series H Preferred Share; (4) the place or places at which certificates for such shares are to be surrendered for certificates evidencing Common Shares; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available a number of Common Shares or amount of cash necessary to effect such redemption),
(i) except as otherwise provided herein, dividends on the Series H Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series H Preferred Shares of the Trust shall cease (except the rights to receive the Common Shares and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Chicago, Illinois and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, Common Shares and any cash necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and cash be applied to the redemption of the Series H Preferred Shares so called for redemption. At the close of business on the Call Date, each holder of Series H Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the number of Common Shares into which such Series H Preferred Shares are to be redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series H Preferred Shares. No interest shall accrue for the benefit of the holders of Series H Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall


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revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for certificates of Common Shares and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series H Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series H Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Trustees of the Trust in its sole discretion to be equitable. If fewer than all the Series H Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

          (f) No fractional shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series H Preferred Shares.
Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the redemption of a Series H Preferred Share, the Trust shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series H Preferred Shares so surrendered.

          (g) The Trust covenants that any Common Shares issued upon redemption of the Series H Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon redemption of the Series H Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          The Trust shall endeavor to take any action necessary to ensure that any Common Shares issued upon the redemption of Series H Preferred Shares are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws (other than any Common Shares issued upon redemption of any Series H Preferred Shares which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Trust).

     Section 6.      SHARES TO BE RETIRED.

     All Series H Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

     Section 7.  CONVERSION.

     Holders of Series H Preferred Shares shall have the right to convert all or a portion of such Series H Preferred Shares into Common Shares, as follows:


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          (a)  Subject to and upon compliance with the provisions of this
Section 7, a holder of Series H Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7 paragraph (b); PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under
Section 5 hereof.

          (b) In order to exercise the conversion right, the holder of each Series H Preferred Share to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series H Preferred Shares.
Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series H Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

          Holders of Series H Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series H Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series H Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series H Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Trust on such Series H Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series H Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

          As promptly as practicable after the surrender of certificates for Series H Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any


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fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series H Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

          (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series H Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series H Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of a Common Share on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series H Preferred Shares so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:

               (i) If the Trust shall after the Issue Date (A) pay a dividend or make a distribution on its shares of beneficial interest of its Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series H Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series H Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

               (ii) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph
     (h) below). In determining whether any rights or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees.

               (iii) If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding Permitted Common Share Cash Distributions) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive), of the portion of the shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also s distributed with each Common Share delivered to a Person converting a Series H Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a person converting a Series H Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

               (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph
     (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

          (e) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series H Preferred Share which is not converted into the right to receive shares, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series H Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (PROVIDED that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series H Preferred Shares that will contain provisions enabling the holders of the Series H Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f)  If:

               (i) the Trust shall declare a dividend (or any other distribution) on the Common Shares (other than Permitted Common Share Cash Distributions); or

               (ii) the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

               (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust;

     then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series H Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or other distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend or other distribution of rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date that such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series H Preferred Share at such holder's last address as shown on the share records of the Trust.

          (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series H Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

          (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.
If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (j) If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series H Preferred Shares, the Conversion Price for the Series H Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

          (k) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series H Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series H Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series H Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Trust covenants that any Common Shares issued upon conversion of the Series H Preferred Shares shall be validly issued, fully paid and non-assessable.

          The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series H Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series H Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

          (l) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series H Preferred Shares pursuant hereto; PROVIDED, HOWEVER, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series H Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

     Section 8. RANKING. Any class or series of shares of the Trust shall be deemed to rank:

          (a) Prior to the Series H Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series H Preferred Shares;

          (b) On a parity with the Series H Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series H Preferred Shares, if the holders of such class of shares or series and the Series H Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which Parity Shares include, as of the Issue Date, the Trust's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares; and

          (c) Junior to the Series H Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares or series shall be Common Shares or if the holders of Series H Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series H Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series H Preferred Shares, together with the holders of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series H Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series H Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series H Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series H Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series H Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series H Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series H Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series H Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any Series H Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series H Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (a) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series H Preferred Shares or the Voting Preferred Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a parity with the Series H Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series H Preferred Shares, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series H Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series H Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

          (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series H Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series H Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series H Preferred Shares at the time outstanding.

          For purposes of the foregoing provisions of this Section 9, each Series H Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series H Preferred Shares as a single class on any matter, then the Series H Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series H Preferred Shares shall not have any voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

     Section 10. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series H Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

B.                         SERIES I PREFERRED SHARES

     Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Shares shall be designated as Series I Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series I Preferred Shares") and 4,000,000 shall be the number of Preferred Shares constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series I Preferred Shares, the following terms shall have the meanings indicated:

          "Act" shall mean the Securities Act of 1933, as amended.

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series I Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Call Date" shall have the meaning set forth in paragraph (c) of
Section 5 hereof.

          "Common Shares" shall mean the common shares of beneficial interest of the Trust, $.01 par value per share, or such shares of beneficial interest into which such Common Shares shall be reclassified.

          "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

          "Conversion Price" shall mean the conversion price per Common Share for which a Series I Preferred Share is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price shall be $38.96 (equivalent to a conversion rate of .6417 Common Shares for each Series I Preferred Share).

          "Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Trustees or if the shares of any class of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Trustees.

          "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31, 1998; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

          "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share during five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

          "Issue Date" shall mean the first date on which Series I Preferred Shares are issued.

          "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Trust over which the Series I Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

          "Parity Shares" shall have the meaning set forth in paragraph (b) of
Section 8 hereof.

          "Permitted Common Share Cash Distributions" means cash dividends and distributions paid after December 31, 1997 not in excess of the Trust's cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of funds from operations, as determined by the Board of Trustees on a basis consistent with the financial reporting practices of the Trust, after December 31, 1997, minus the cumulative amount of dividends accrued or paid on the Series I Preferred Shares or any other class of Parity Shares after the date of these Articles Supplementary.

          "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Press Release" shall have the meaning set forth in paragraph (b) of
Section 5 hereof.

          "Securities" shall have the meaning set forth in paragraph (d)(iii) of
Section 7 hereof.

          "Series I Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series I Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

          "Transaction" shall have the meaning set forth in paragraph (e) of
Section 7 hereof.

          "Transfer Agent" means Boston Equiserve LP, Boston, Massachusetts, or such other U.S. bank with aggregate capital, surplus and undivided profits, as shown on its last published report, of at least $50,000,000 as may be designated by the Board of Trustees or their designee as the transfer agent for the Series I Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
Section 9 hereof.

     Section 3. DIVIDENDS. (a) The holders of Series I Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees out of funds legally available for that purpose, dividends payable in cash at the rate per annum of $2.205 per Series I Preferred Share. Such dividends shall be cumulative from October 1, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears, on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series I Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, which shall be not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees, which record dates shall coincide with the record dates for the regular quarterly dividends, if any, payable on Common Shares. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Trustees.

          (b) The amount of dividends payable for each full Dividend Period for the Series I Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series I Preferred Shares shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Series I Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series I Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series I Preferred Shares that may be in arrears.

          (c) So long as any Series I Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Trust or other distribution of cash or other property declared or made directly or indirectly by the Trust or any affiliate or any person acting on behalf of the Trust or any of its affiliates with respect to any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series I Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series I Preferred Shares and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series I Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of Junior Shares), shall be declared or paid or set apart for payment by the Trust or other distribution of cash or other property declared or made directly or indirectly by the Trust or any affiliate or any person acting on behalf of the Trust or any of its affiliates with respect to Junior Shares, nor shall Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) directly or indirectly by the Trust or any affiliate or any person acting on behalf of the Trust or any of its affiliates (except by conversion into or exchange for Junior Shares), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Junior Shares in respect thereof, directly or indirectly, by the Trust or any affiliate or any person acting on behalf of the Trust or any of its affiliates unless in each case (i) the full cumulative dividends on all outstanding Series I Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series I Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series I Preferred Shares and the current dividend period with respect to such Parity Shares.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series I Preferred Shares shall be entitled to receive Twenty-five Dollars ($25.00) per Series I Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series I Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series I Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series I Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer of all or substantially all of the Trust's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (b) Subject to the rights of the holders of any Parity Shares, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series I Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series I Preferred Shares and any Parity Shares shall not be entitled to share therein.

     Section 5.      REDEMPTION AT THE OPTION OF THE TRUST.

          (a) The Series I Preferred Shares shall not be redeemable by the Trust prior to October 31, 1999. On and after October 31, 1999, the Trust, at its option, may redeem the

Series I Preferred Shares in whole or in part, as set forth herein, subject to the provisions described below.

          (b) The Series I Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Shares on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Trust must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Trust may not issue a Press Release prior to October 1, 1999. The Press Release shall announce the redemption and set forth the number of Series I Preferred Shares which the Trust intends to redeem.

          (c) Upon redemption of Series I Preferred Shares by the Trust on the date specified in the notice to holders required under subparagraph (e) of this
Section 5 (the "Call Date"), each Series I Preferred Share so redeemed shall be converted into a number of Common Shares equal to the liquidation preference (excluding any accrued and unpaid dividends) of the Series I Preferred Share being redeemed divided by the Conversion Price as in effect as of the opening of business on the Call Date. The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release.

          Upon any redemption of Series I Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series I Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series I Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

          (d) If full cumulative dividends on the Series I Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series I Preferred Shares may not be redeemed in part and the Trust or any subsidiary may not purchase or acquire Series I Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Shares.

          (e) If the Trust shall redeem Series I Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the share records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series I Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of Series I Preferred Shares to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of Common Shares to be issued with respect to each Series I Preferred Share; (4) the place or places at which certificates for such shares are to be surrendered for certificates evidencing Common Shares; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to issue and make available a number of Common Shares or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series I Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series I Preferred Shares of the Trust shall cease (except the rights to receive the Common Shares and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, The City of New York, or in Chicago, Illinois and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, Common Shares and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and cash be applied to the redemption of the Series I Preferred Shares so called for redemption. At the close of business on the Call Date, each holder of Series I Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the number of Common Shares into which such Series I Preferred Shares are to be redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series I Preferred Shares. No interest shall accrue for the benefit of the holders of Series I Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such certificates shall be exchanged for certificates evidencing Common Shares and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series I Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series I Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be). If fewer than all the Series I Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holders thereof.

          (f) No fractional shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series I Preferred Shares.
Instead of any fractional interest in a share of Common Shares that would otherwise be deliverable upon the redemption of a Series I Preferred Share, the Trust shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series I Preferred Shares so surrendered.

          (g) The Trust covenants that any Common Shares issued upon redemption of the Series I Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon redemption of the Series I Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          The Trust shall endeavor to take any action necessary to ensure that any Common Shares issued upon the redemption of Series I Preferred Shares are transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws except the provisions of Rule 144 under the Act.

     Section 6.      SHARES TO BE RETIRED.

          All Series I Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

     Section 7.      CONVERSION.

          Holders of Series I Preferred Shares shall have the right to convert all or a portion of their Series I Preferred Shares into authorized but unissued Common Shares, as follows:

          (a)  Subject to and upon compliance with the provisions of this
Section 7, a holder of Series I Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7 paragraph (b); PROVIDED, HOWEVER, that the right to convert Series I Preferred Shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under Section 5 hereof.

          (b) In order to exercise the conversion right, the holder of each Series I Preferred Share to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series I Preferred Shares.
Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series I Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

          Holders of Series I Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

          As promptly as practicable after the surrender of certificates for Series I Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or send on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series I Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares evidenced thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date.

          (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series I Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series I Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series I Preferred Shares so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:

               (i) If the Trust shall after the Issue Date (A) pay a dividend or make a distribution on its shares of beneficial interest in its Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series I Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series I Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

               (ii) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date described below in this subparagraph 7(d)(ii)) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Trustees.

               (iii) If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding Permitted Common Share Cash Distributions) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Trustees, whose determination shall be conclusive and described in a Board resolution), of the portion of the shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series I Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a person converting a Series I Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

               (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

          (e) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or a substantial portion of its Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this
Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series I Preferred Share which is not converted into the right to receive shares, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Common Shares into which one Series I Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (PROVIDED that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series I Preferred Shares that will contain provisions enabling the holders of the Series I Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f)  If:

               (i) the Trust shall declare a dividend (or any other distribution) on the Common Shares (other than Permitted Common Share Cash Distributions); or

               (ii) the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

               (iii) there shall be any reclassification of the Common Shares or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or a substantial portion of its outstanding Common Shares (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust;

     then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series I Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend or other distribution or grant of rights or warrants, or, if a record date is not established, the date as of which the holders of Common Shares of record to be entitled to such dividend or other distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or
     (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date that such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series I Preferred Share at such holder's last address as shown on the share records of the Trust.

          (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series I Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

          (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.
If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (j) If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series I Preferred Shares, the Conversion Price for the Series I Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

          (k) The Trust will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, solely for the purpose of effecting conversion of the Series I Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series I Preferred Shares not theretofore converted into Common Shares. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series I Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Trust covenants that any Common Shares issued upon conversion of the Series I Preferred Shares shall be validly issued, fully paid and non-assessable.

          The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series I Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series I Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority and to take action necessary to insure that any Common Shares issued upon conversion of the Series I Preferred Shares are transferable under the provisions of Rule 144A, Regulation S and Rule 144 of the Act and any applicable state securities or blue sky laws.

          (l) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series I Preferred Shares pursuant hereto; PROVIDED, HOWEVER, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series I Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

     Section 8. RANKING. Any class or series of shares of the Trust shall be deemed to rank:

          (a) Prior to the Series I Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series I Preferred Shares;

          (b) On a parity with the Series I Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series I Preferred Shares, if the holders of such class of shares or series and the Series I Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which Parity Shares include, as of the Issue Date, the Trust's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares; and

          (c) Junior to the Series I Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares or series shall be Common Shares or if the holders of Series I Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series I Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Shares) and the holders of Series I Preferred Shares, together with the holders of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series I Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series I Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series I Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series I Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series I Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series I Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series I Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series I Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series I Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series I Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any Series I Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series I Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (a) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust or the Bylaws of the Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series I Preferred Shares or the Voting Preferred

Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a parity with the Series I Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series I Preferred Shares, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series I Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series I Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

          (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series I Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series I Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series I Preferred Shares at the time outstanding.

          For purposes of the foregoing provisions of this Section 9, each Series I Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series I Preferred Shares as a single class on any matter, then the Series I Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series I Preferred Shares shall not have any voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

     Section 10. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series I Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

C.                        SERIES J PREFERRED SHARES

     Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Shares shall be designated as Series J Cumulative Convertible Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series J Preferred Shares") and 4,599,400 shall be the number of Preferred Shares constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series J Preferred Shares, the following terms shall have the meanings indicated:

          "Act" shall have the meaning set forth in paragraph (g) of Section 5 hereof.

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series J Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.

          "Call Date" shall have the meaning set forth in paragraph (c) of
Section 5 hereof.

          "Common Shares" shall mean the common shares of beneficial interest of the Trust, $.01 par value per share.

          "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

          "Conversion Price" shall mean the conversion price per Common Share for which a Series J Preferred Share is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price shall be $40.74 (equivalent to a conversion rate of .6136 Common Shares for each Series J Preferred Share).

          "Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Trustees.

          "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31, 1998; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1998).

          "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

          "Issue Date" shall mean the first date on which Series J Preferred Shares are issued.

          "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Trust over which the Series J Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

          "Parity Shares" shall have the meaning set forth in paragraph (b) of
Section 8 hereof.

          "Permitted Common Share Cash Distributions" means cash dividends and distributions paid after December 31, 1997, not in excess of the Trust's cumulative undistributed net earnings at December 31, 1997, plus the cumulative amount of funds from operations, as determined by the Board of Trustees on a basis consistent with the financial reporting practices of the Trust, after December 31, 1997, minus the cumulative amount of dividends accrued or paid on the Series J Preferred Shares or any other class of Preferred Shares after December 31, 1997.

          "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Press Release" shall have the meaning set forth in paragraph (b) of
Section 5 hereof.

          "Securities" shall have the meaning set forth in paragraph (d)(iii) of
Section 7 hereof.

          "Series J Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of shares ranking on a parity with the Series J Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series J Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

          "Transaction" shall have the meaning set forth in paragraph (e) of
Section 7 hereof.

          "Transfer Agent" means Boston Equiserve LP, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series J Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
Section 9 hereof.

     Section 3. DIVIDENDS. (a) The holders of Series J Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees, out of funds legally available for that purpose, dividends payable in cash in an amount per Series J Preferred Share equal to the greater of (i) $.5375 per quarter (equivalent to $2.15 per annum) or (ii) the cash dividend on the number of Common Shares, or portion thereof, into which a Series J Preferred Share is convertible. The amount referred to in (ii) of the immediately preceding sentence shall be determined as of each Dividend Payment Date by multiplying the number of Common Shares, or portion thereof, calculated to the fourth decimal place, into which a Series J Preferred Share is convertible at the opening of business on such Dividend Payment Date by the quarterly cash dividend payable in respect of a Common Share on such Dividend Payment Date. Such dividends shall be cumulative from the October 1, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on December 31, 1998. Each such dividend shall be payable in arrears to the holders of record of Series J Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees which record dates shall coincide with the record dates for the quarterly dividends, if any, payable on Common Shares, and which Dividend Payment Dates on the Series J Preferred Shares shall coincide with or precede the Dividend Payment Dates for the quarterly dividends, if any, payable on Common Shares. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

          (b) The amount of dividends payable for each full Dividend Period for the Series J Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Series J Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series J Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series J Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series J Preferred Shares that may be in arrears.

          (c) So long as any Series J Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series J Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series J Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series J Preferred Shares and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series J Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, Junior Shares), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series J Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series J Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series J Preferred Shares and the current dividend period with respect to such Parity Shares.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series J Preferred Shares shall be entitled to receive Twenty-five Dollars ($25.00) per Series J Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders;

but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series J Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series J Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series J Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer of all or substantially all of the Trust's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (b) Subject to the rights of the holders of shares of any series or class or classes of Shares ranking on a parity with or prior to the Series J Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series J Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series J Preferred Shares shall not be entitled to share therein.

     Section 5.      REDEMPTION AT THE OPTION OF THE TRUST.

          (a) The Series J Preferred Shares shall not be redeemable by the Trust prior to March 31, 2000. On and after March 31, 2000, the Trust, at its option, may redeem the Series J Preferred Shares in whole or in part, as set forth herein, subject to the provisions described below.

          (b) The Series J Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Shares on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Trust must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Trust may not issue a Press Release prior to February 28, 2000. The Press Release shall announce the redemption and set forth the number of Series J Preferred Shares which the Trust intends to redeem. The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release.

          (c) Upon redemption of Series J Preferred Shares by the Trust on the date specified in the notice to holders required under subparagraph (e) of this
Section 5 (the "Call Date"), each Series J Preferred Share so redeemed shall be converted into a number of Common Shares equal to the liquidation preference (excluding any accrued and unpaid dividends) of the

Series J Preferred Share being redeemed divided by the Conversion Price as of the opening of business on the Call Date.

          Upon any redemption of Series J Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series J Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series J Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

          (d) If full cumulative dividends on the Series J Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series J Preferred Shares may not be redeemed in part and the Trust may not purchase or acquire Series J Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series J Preferred Shares.

          (e) If the Trust shall redeem Series J Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the share records of the Trust, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series J Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph
(e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date;
(2) the number of Series J Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of Common Shares to be issued with respect to each Series J Preferred Share; (4) the place or places at which certificates for such shares are to be surrendered for certificates evidencing Common Shares; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available a number of Common Shares or amount of cash necessary to effect such redemption),
(i) except as otherwise provided herein, dividends on the Series J Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series J Preferred Shares of the Trust shall cease (except the rights to receive the Common Shares and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Chicago, Illinois and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, Common Shares and any cash necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and cash be applied to the redemption of the Series J Preferred Shares so called for redemption. At the close of business on the Call Date, each holder of Series J Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the number of Common Shares into which such Series J Preferred Shares are to be redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series J Preferred Shares. No interest shall accrue for the benefit of the holders of Series J Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for certificates evidencing Common Shares and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series J Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series J Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series J Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

          (f) No fractional shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series J Preferred Shares.
Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the redemption of a Series J Preferred Share, the Trust shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series J Preferred Shares so surrendered.

          (g) The Trust covenants that any Common Shares issued upon redemption of the Series J Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon redemption of the Series J Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          The Trust shall endeavor to take any action necessary to ensure that any Common Shares issued upon the redemption of Series J Preferred Shares are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws (other than any Common Shares issued upon redemption of any Series J Preferred Shares which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Trust).

     Section 6.      SHARES TO BE RETIRED.

          All Series J Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series. The Trust may also reclassify any unissued Series J Preferred Shares, and such shares shall then be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

     Section 7.      CONVERSION.

          Holders of Series J Preferred Shares shall have the right to convert all or a portion of their Series J Preferred Shares into Common Shares, as follows:

          (a)  Subject to and upon compliance with the provisions of this
Section 7, a holder of Series J Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7 paragraph (b); PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under
Section 5 hereof.

          (b) In order to exercise the conversion right, the holder of each Series J Preferred Share to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series J Preferred Shares.
Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series J Preferred Shares is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

          Holders of Series J Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series J Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series J Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series J Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Trust on such Series J Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series J Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

          As promptly as practicable after the surrender of certificates for Series J Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series J Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares evidenced thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

          (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series J Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series J Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series J Preferred Shares so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:

               (i) If the Trust shall after the Issue Date (A) pay a dividend or make a distribution on its shares of beneficial interest in its Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series J Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series J Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

               (ii) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph
     (h) below). In determining whether any rights or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees.

               (iii) If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding Permitted Common Share Cash Distributions and cash dividends which result in a payment of an equal cash dividend to the holders of the Series J Preferred Shares pursuant to subparagraph (ii) of Section 3(a) hereof) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph
     (ii) above) (any of the foregoing being hereinafter in this subparagraph
     (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive), of the portion of the shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series J Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a person converting a Series J Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iii) and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

               (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion

     Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

          (e) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series J Preferred Share which is not converted into the right to receive shares, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series J Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (PROVIDED that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series J Preferred Shares that will contain provisions enabling the holders of the Series J Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f)  If:

               (i) the Trust shall declare a dividend (or any other distribution) on the Common Shares (other than Permitted Common Share Cash Distributions); or

               (ii) the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

               (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

               (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust;

     then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series J Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or other distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend or other distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date that such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series J Preferred Share at such holder's last address as shown on the share records of the Trust.

          (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series J Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

          (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.
If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (j) If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series J Preferred Shares, the Conversion Price for the Series J Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

          (k) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series J Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series J Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series J Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Trust covenants that any Common Shares issued upon conversion of the Series J Preferred Shares shall be validly issued, fully paid and non-assessable.

          The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series J Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series J Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

          (l) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series J Preferred Shares pursuant hereto; PROVIDED, HOWEVER, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series J Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

     Section 8. RANKING. Any class or series of shares of the Trust shall be deemed to rank:

          (a) prior to the Series J Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series J Preferred Shares;

          (b) on a parity with the Series J Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series J Preferred Shares, if the holders of such class of shares or series and the Series J Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which Parity Shares include, as of the Issue Date, the Trust's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series I Preferred Shares, Series K Preferred Shares and Series L Preferred Shares; and

          (c) junior to the Series J Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares or series shall be Common Shares or if the holders of Series J Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series J Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Shares) and the holders of Series J Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series J Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series J Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series J Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series J Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series J Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series J Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series J Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the Shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series J Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series J Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series J Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the Shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any Series J Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series J Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (a) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series J Preferred Shares or the Voting Preferred Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a parity with the Series J Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series J Preferred Shares, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series J Preferred

Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series J Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

          (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series J Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series J Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series J Preferred Shares at the time outstanding.

          For purposes of the foregoing provisions of this Section 9, each Series J Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series J Preferred Shares as a single class on any matter, then the Series H Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series J Preferred Shares shall not have any voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

     Section 10. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series J Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

D.                       SERIES K PREFERRED SHARES

     Section 1.      NUMBER OF SHARES AND DESIGNATION.  This series of
Preferred Shares shall be designated as Series K Cumulative Redeemable Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $50.00 Per Share) (the "Series K Preferred Shares") and 1,000,000 shall be the number of Preferred Shares constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series K Preferred Shares, the following terms shall have the meanings indicated:

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series K Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.

          "Call Date" shall have the meaning set forth in paragraph (c) of
Section 5 hereof.

          "Common Shares" shall mean the common shares of beneficial interest of the Trust, $.01 par value per share.

          "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31, 1998; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid no later than the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1998).

          "Issue Date" shall mean the date on which the Trust first issues a Series K Preferred Share.

          "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Trust over which the Series K Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Shares" shall have the meaning set forth in paragraph (b) of
Section 8 hereof.

          "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Press Release" shall have the meaning set forth in paragraph (b) of
Section 5 hereof.

          "Series K Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of shares ranking on a parity with the Series K Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series K Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Transfer Agent" means Boston Equiserve LP, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series K Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
Section 9 hereof.

     Section 3. DIVIDENDS. (a) The holders of Series K Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees, out of funds legally available for that purpose, dividends payable in cash in an amount per Series K Preferred Share equal to $4.145 per annum. Such dividends shall be cumulative from October 1, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on December 31, 1998. Each such dividend shall be payable in arrears to the holders of record of Series K Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, which shall be on or about the 15th day of the calendar months in which the Dividend Payment Dates fall or such other dates not less than 10 days nor more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

          (b) The amount of dividends payable for each full Dividend Period for the Series K Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series K Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series K Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series K Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series K Preferred Shares that may be in arrears.

          (c) So long as any Series K Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series K Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series K Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series K Preferred Shares and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series K Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, Junior Shares), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series K Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series K Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series K Preferred Shares and the current dividend period with respect to such Parity Shares.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series K Preferred Shares shall be entitled to receive Fifty Dollars ($50.00) per Series K Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series K Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series K Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series K Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer of all or substantially all of the Trust's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with or prior to the Series K Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series K Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series K Preferred Shares shall not be entitled to share therein.

     Section 5. REDEMPTION AT THE OPTION OF THE TRUST. (a) The Series K Preferred Shares shall not be redeemable by the Trust prior to December 10, 2026. On and after December 10, 2026, the Trust, at its option, may redeem the Series K Preferred Shares in whole or in part, as set forth herein, subject to the provisions described below.

          (b) No Series K Preferred Share may be redeemed except from proceeds from the sale of other shares of beneficial interest of the Trust, including but not limited to Common Shares, Preferred Shares, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. In order to exercise its redemption option, the Trust must issue a press release announcing the redemption (the "Press Release"). The Press Release shall announce the redemption and set forth the number of Series K Preferred Shares which the Trust intends to redeem. The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release.

          (c) Upon redemption of Series K Preferred Shares by the Trust on the date specified in the notice to holders required under subparagraph (e) of this
Section 5 (the "Call Date"), for each Series K Preferred Share so redeemed, the Trust shall pay in cash the liquidation preference, including all dividends (whether or not earned or declared) accrued and unpaid thereon to the Call Date, except that if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series K Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series K Preferred Shares called for redemption, after the date of redemption.

          (d) If full cumulative dividends on the Series K Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series K Preferred Shares may not be redeemed in part and the Trust may not purchase or acquire Series K Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series K Preferred Shares.

          (e) If the Trust shall redeem Series K Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the share records of the Trust, or by publication in a newspaper of general circulation in the City of New York once per week for at least two successive weeks. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series K Preferred Shares to be redeemed not less than 30 nor more than 60 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of Series K Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price with respect to each Series K Preferred Share, including dividends accrued through the Call Date; (4) the place or places at which certificates for such shares are to be surrendered for payment; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series K Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series K Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Chicago, Illinois and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, cash necessary for such redemption, in trust, with irrevocable instructions that cash be applied to the redemption of the Series K Preferred Shares so called for redemption. At the close of business on the Call Date, each holder of Series K Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the cash payable on such Call Date) shall no longer be deemed to be the record holder of the number of such Series K Preferred Shares to be redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series K Preferred Shares. The Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings. No interest shall accrue for the benefit of the holders of Series K Preferred Shares to be redeemed on the cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), the Trust shall pay the cash (without interest thereon) representing the redemption price for the redeemed shares. If fewer than all the outstanding Series K Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series K Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series K Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

     Section 6.      SHARES TO BE RETIRED.

          All Series K Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series. The Trust may also reclassify any unissued Series K Preferred Shares, and such shares shall then be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

     Section 7.      CONVERSION.

          Holders of Series K Preferred Shares shall not have the right to convert all or a portion of such shares into Common Shares or any other class of shares of the Trust.

     Section 8. RANKING. Any class or series of shares of the Trust shall be deemed to rank:

          (a) prior to the Series K Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series K Preferred Shares;

          (b) on a parity with the Series K Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series K Preferred Shares, if the holders of such class of shares or series and the Series K Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which Parity Shares include, as of the Issue Date, the Trust's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series I Preferred Shares, Series J Preferred Shares and Series L Preferred Shares; and

          (c) junior to the Series K Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares or series shall be Common Shares or if the holders of Series K Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series K Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Shares) and the holders of Series K Preferred

Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series K Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series K Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series K Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series K Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series K Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series K Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series K Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series K Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series K Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series K Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any Series K Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series K Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (a) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series K Preferred Shares or the Voting Preferred Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a


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parity with the Series K Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series K Preferred Shares, and PROVIDED FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series K Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series K Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

          (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series K Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series K Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series K Preferred Shares at the time outstanding.

          For purposes of the foregoing provisions of this Section 9, each Series K Preferred Share shall have one (1) vote per share, except that when any other series of preferred shares shall have the right to vote with the Series K Preferred Shares as a single class on any matter, then the Series K Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series K Preferred Shares shall not have any voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

     Section 10. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series K Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

E.                          SERIES L PREFERRED SHARES

     Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Shares shall be designated as Series L Cumulative Redeemable Preferred Shares of Beneficial Interest ($.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series L Preferred Shares") and 4,000,000 shall be the number of Preferred Shares constituting such series.

     Section 2. DEFINITIONS. For purposes of the Series L Preferred Shares, the following terms shall have the meanings indicated:


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

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series L Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.

          "Call Date" shall have the meaning set forth in paragraph (c) of
Section 5 hereof.

          "Common Shares" shall mean the common shares of beneficial interest of the Trust, $.01 par value per share.

          "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on December 31,1998; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid no later than the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1998).

          "Issue Date" shall mean the date on which the Trust first issues a Series L Preferred Share.

          "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Trust over which the Series L Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Shares" shall have the meaning set forth in paragraph (b) of
Section 8 hereof.

          "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Press Release" shall have the meaning set forth in paragraph (b) of
Section 5 hereof.

          "Series L Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of


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

beneficial interest of the Trust; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or any class or series of shares ranking on a parity with the Series L Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series L Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Transfer Agent" means Boston Equiserve LP, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series L Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
Section 9 hereof.

     Section 3. DIVIDENDS. (a) The holders of Series L Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees, out of funds legally available for that purpose, dividends payable in cash in an amount per Series L Preferred Share equal to $1.90625 per annum. Such dividends shall be cumulative from October 1, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on December 31, 1998. Each such dividend shall be payable in arrears to the holders of record of Series L Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, which shall be on or about the 15th day of the calendar months in which the Dividend Payment Dates fall or such other dates not less than 10 days nor more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

          (b) The amount of dividends payable for each full Dividend Period for the Series L Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series L Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series L Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series L Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series L Preferred Shares that may be in arrears.

          (c) So long as any Series L Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series L Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart,


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

as aforesaid, all dividends declared upon Series L Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series L Preferred Shares and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series L Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, Junior Shares), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series L Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series L Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series L Preferred Shares and the current dividend period with respect to such Parity Shares.

     Section 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series L Preferred Shares shall be entitled to receive Twenty-fifty Dollars ($25.00) per Series L Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series L Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series L Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series L Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a sale or transfer of all or substantially all of the Trust's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with or prior to the Series L Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series L Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets


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

remaining to be paid or distributed, and the holders of the Series L Preferred Shares shall not be entitled to share therein.

     Section 5. REDEMPTION AT THE OPTION OF THE TRUST. (a) The Series L Preferred Shares shall not be redeemable by the Trust prior to February 13, 2003. On and after February 13, 2003, the Trust, at its option, may redeem the Series L Preferred Shares in whole or in part, as set forth herein, subject to the provisions described below.

          (b) No Series L Preferred Share may be redeemed except from proceeds from the sale of other shares of beneficial interest of the Trust, including but not limited to Common Shares, Preferred Shares, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. In order to exercise its redemption option, the Trust must issue a press release announcing the redemption (the "Press Release"). The Press Release shall announce the redemption and set forth the number of Series L Preferred Shares which the Trust intends to redeem. The Call Date shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release.

          (c) Upon redemption of Series L Preferred Shares by the Trust on the date specified in the notice to holders required under subparagraph (e) of this
Section 5 (the "Call Date"), for each Series L Preferred Share so redeemed, the Trust shall pay in cash the liquidation preference, including all dividends (whether or not earned or declared) accrued and unpaid thereon to the Call Date, except that if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series L Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series L Preferred Shares called for redemption, after the date of redemption.

          (d) If full cumulative dividends on the Series L Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series L Preferred Shares may not be redeemed in part and the Trust may not purchase or acquire Series L Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series L Preferred Shares.

          (e) If the Trust shall redeem Series L Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the share records of the Trust, or by publication in a newspaper of general circulation in the City of New York once per week for at least two successive weeks. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series L Preferred Shares to be redeemed not less than 30 nor


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

more than 60 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of Series L Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price with respect to each Series L Preferred Share, including dividends accrued through the Call Date; (4) the place or places at which certificates for such shares are to be surrendered for payment; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series L Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series L Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Chicago, Illinois and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, cash necessary for such redemption, in trust, with irrevocable instructions that cash be applied to the redemption of the Series L Preferred Shares so called for redemption. At the close of business on the Call Date, each holder of Series L Preferred Shares to be redeemed (unless the Company defaults in the delivery of the cash payable on such Call Date) shall no longer be deemed to be the record holder of the number of such Series L Preferred Shares to be redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series L Preferred Shares. The Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings. No interest shall accrue for the benefit of the holders of Series L Preferred Shares to be redeemed on the cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), the Trust shall pay the cash (without interest thereon) representing the redemption price for the redeemed shares. If fewer than all the outstanding Series L Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series L Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole


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

discretion to be equitable. If fewer than all the Series L Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

     Section 6.      SHARES TO BE RETIRED.

          All Series L Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series. The Trust may also reclassify any unissued Series L Preferred Shares, and such shares shall then be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

     Section 7.      CONVERSION.

          Holders of Series L Preferred Shares shall not have the right to convert all or a portion of such shares into Common Shares or any other class of shares of the Trust.

     Section 8. RANKING. Any class or series of shares of the Trust shall be deemed to rank: (a) prior to the Series L Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series L Preferred Shares;

          (b) on a parity with the Series L Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series L Preferred Shares, if the holders of such class or series of shares and the Series L Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"), which Parity Shares include, as of the Issue Date, the Trust's Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series I Preferred Shares, Series J Preferred Shares and Series K Preferred Shares; and

          (c) junior to the Series L Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares or series shall be Common Shares or if the holders of Series L Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such shares or series.

     Section 9. VOTING. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series L Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such


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

dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Shares) and the holders of Series L Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series L Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series L Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series L Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series L Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series L Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series L Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series L Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series L Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series L Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series L Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any Series L Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series L Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (a) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series L Preferred Shares or the Voting Preferred Shares; PROVIDED, HOWEVER, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking on a parity with the Series L Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series L Preferred Shares, and PROVIDED, HOWEVER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series L Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series L Preferred Shares and the Voting Preferred Shares which otherwise would be entitled to vote in accordance herewith; or

          (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series L Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series L Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series L Preferred Shares at the time outstanding.

          For purposes of the foregoing provisions of this Section 9, each Series L Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series L Preferred Shares as a single class on any matter, then the Series L Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series L Preferred Shares shall not have any voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

     Section 10. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series L Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

     These Articles Supplementary were duly adopted by the Board of Trustees of the Trust. Shareholder action was not required.

     IN WITNESS WHEREOF, I hereby certify that I am an Executive Vice President of the Trust and that as such, I am authorized to execute and file with the Maryland State Department of Assessments and Taxation these Articles Supplementary to the Second Amended and Restated Declaration of Trust (the "Articles Supplementary") on behalf of the Trust and I further certify on behalf of the Trust that these Articles Supplementary were authorized by the Board of Trustees at a meeting held on July 8, 1998 and are still in full force and effect as of the date hereof. I further certify that my signature to this document is my free act and deed, that to the best of my knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under penalty of perjury.

                         EQUITY RESIDENTIAL PROPERTIES TRUST



                         -----------------------------------
                         Michael J. McHugh, Executive Vice President,    (SEAL)
                         Chief Accounting Officer and Treasurer


     The undersigned, Bruce C. Strohm, the Secretary of the Trust, hereby certifies that Michael J. McHugh is an Executive Vice President of the Trust and that the signature set forth above is his genuine signature.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 30th day of September, 1998.




                         -----------------------------------
                         Bruce C. Strohm, Secretary